                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in the Registration Statement (No. 333-102064) on Form S-8 of Community First, Inc. of our report dated January 23, 2003, on the consolidated financial statements of Community First, Inc. as of December 31, 2002 and 2001 and for the years ended which report appears in this Annual Report on Form 10-KSB of Community First, Inc. for the year ended December 31, 2002.


                                        Crowe, Chizek and Company LLP


Brentwood, Tennessee
March 28, 2003